Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results For Third Quarter of 2022

BIRMINGHAM, Ala.--(BUSINESS WIRE)--October 17, 2022--ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended September 30, 2022.

Third Quarter 2022 Highlights:

  Diluted earnings per share were $1.17 for the third quarter of 2022, a 22% increase over the third quarter of 2021 and a 3% increase on a linked-quarter basis
  Preliminary settlement of litigation and write-down of a private investment resulting in charges of $2.4 million, net of income taxes, or $0.05 per diluted share
  Total loans grew $661.3 million during the third quarter of 2022, or 25% annualized
  Entered the Piedmont, North Carolina market and expanded our presence in Northwest Florida and Nashville.
  Book value per share increased 11% year-over-year
  Return on average common stockholders’ equity was 20.49% for the quarter
  Efficiency ratio was 31.54% for the quarter, including the charges above

Tom Broughton, Chairman, President and CEO, said, “We were pleased to add some exceptional bankers during the quarter who will help in the continued growth and expansion of our company.”

Bud Foshee, CFO, said, “Excess funds have returned to normal levels. Our net interest margins should remain relatively stable going forward.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending September 30, 2022	Period Ending June 30, 2022	% Change From Period Ending June 30, 2022 to Period Ending September 30, 2022	Period Ending September 30, 2021	% Change From Period Ending September 30, 2021 to Period Ending September 30, 2022
QUARTERLY OPERATING RESULTS
Net Income	$64,031	$62,136	3%	$52,499	22%
Net Income Available to Common Stockholders	$64,031	$62,105	3%	$52,499	22%
Diluted Earnings Per Share	$1.17	$1.14	3%	$0.96	22%
Return on Average Assets	1.77%	1.67%		1.50%
Return on Average Common Stockholders' Equity	20.49%	20.93%		18.93%
Average Diluted Shares Outstanding	54,546,682	54,532,385		54,477,740

YEAR-TO-DATE OPERATING RESULTS
Net Income	$183,780			$153,981	19%
Net Income Available to Common Stockholders	$183,749			$153,950	19%
Diluted Earnings Per Share	$3.37			$2.83	19%
Return on Average Assets	1.64%			1.63%
Return on Average Common Stockholders' Equity	20.43%			19.73%
Average Diluted Shares Outstanding	54,533,793			54,440,004

BALANCE SHEET
Total Assets	$13,890,030	$14,494,317	(4)%	$14,602,228	(5)%
Loans	11,278,614	10,617,320	6%	8,812,811	28%
Non-interest-bearing Demand Deposits	3,661,936	4,686,511	(22)%	4,366,654	(16)%
Total Deposits	11,051,915	11,772,337	(6)%	12,078,670	(9)%
Stockholders' Equity	1,242,589	1,211,918	3%	1,114,293	12%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $64.0 million for the quarter ended September 30, 2022, compared to net income and net income available to common stockholders of $62.1 million for the second quarter of 2022 and $52.5 million for the third quarter of 2021. Basic and diluted earnings per common share were $1.18 and $1.17, respectively, for the third quarter of 2022, compared to $1.14 for both in the second quarter of 2022 and $0.97 and $0.96, respectively, for the third quarter of 2021.

Annualized return on average assets was 1.77% and annualized return on average common stockholders’ equity was 20.49% for the third quarter of 2022, compared to 1.50% and 18.93%, respectively, for the third quarter of 2021.

Net interest income was $126.4 million for the third quarter of 2022, compared to $116.4 million for the second quarter of 2022 and $96.3 million for the third quarter of 2021. The net interest margin in the third quarter of 2022 was 3.64% compared to 3.26% in the second quarter of 2022 and 2.85% in the third quarter of 2021. Loan yields were 4.77% during the third quarter of 2022 compared to 4.38% during the second quarter of 2022 and 4.39% during the third quarter of 2021. Fees on Paycheck Protection Program ("PPP") loans of $400,000 during the third quarter of 2022 contributed one basis point of the loan yield, compared to $2.8 million of PPP loan fee accretion during the second quarter of 2022, or 11 basis points of the loan yield, and $5.2 million during the third quarter of 2021, or 24 basis points of the loan yield. Investment yields were 2.47% during the third quarter of 2022 compared to 2.37% during the second quarter of 2022 and 2.70% during the third quarter of 2021. Amortization of mortgage-backed securities decreased by $203,000 from the second quarter to the third quarter of 2022.

Average loans for the third quarter of 2022 were $10.92 billion, an increase of $730.9 million, or 28.5% annualized, over average loans of $10.19 billion for the second quarter of 2022, and an increase of $2.24 billion, or 25.8%, over average loans of $8.68 billion for the third quarter of 2021.

Average total deposits for the third quarter of 2022 were $11.53 billion, a decrease of $510.6 million, or 16.8%, annualized, over average total deposits of $12.04 billion for the second quarter of 2022, and an increase of $41.9 million, or 0.4%, over average total deposits of $11.49 billion for the third quarter of 2021.

Non-performing assets to total assets were 0.13% for the third quarter of 2022, an increase of one basis point compared to 0.12% for the second quarter of 2022 and an increase of two basis points compared to 0.11% for the third quarter of 2021. Annualized net charge-offs to average loans were 0.11% for the third quarter of 2022, compared to 0.02% and 0.08% for the second quarter of 2022 and third quarter of 2021, respectively. The allowance for credit losses as a percentage of total loans at September 30, 2022, June 30, 2022 and September 30, 2021 was 1.25%, 1.21%, and 1.24%, respectively. We recorded a $15.6 million provision for credit losses in the third quarter of 2022 compared to $9.5 million in the second quarter of 2022 and $6.0 million in the third quarter of 2021. A less optimistic outlook for unemployment and GDP is driving the increase in provision for credit losses during the third quarter of 2022.

Non-interest income increased $913,000, or 11.4%, to $8.9 million for the third quarter of 2022 from $8.0 million in the third quarter of 2021. Service charges on deposit accounts increased $165,000, or 9.6%, to $1.9 million from the third quarter of 2021 to the third quarter of 2022. Mortgage banking revenue decreased $639,000, or 44.9%, to $784,000 from the third quarter of 2021 to the third quarter of 2022. Net credit card revenue increased $569,000, or 27.9%, to $2.6 million during the third quarter of 2022, compared to $2.0 million during the third quarter of 2021. The aggregate amount of spend on all credit card accounts increased 27.2% during the third quarter of 2022 compared to the third quarter of 2021. Cash surrender value life insurance decreased $34,000, or 2.0%, to $1.6 million during the third quarter of 2022, compared to $1.7 million during the third quarter of 2021. Other operating income for the third quarter of 2022 increased $852,000, or 73.3%, to $2.0 million from $1.2 million in the third quarter of 2021. We recognized $1.3 million of income related to our interest rate cap during the third quarter 2022 compared to write down of $98,000 during the third quarter of 2021. Merchant service revenue increased by $93,000, or 25%, to $468,000, or 25%, during the third quarter of 2022, from $375,000 during the third quarter of 2021.

Non-interest expense for the third quarter of 2022 increased $8.3 million, or 24.2%, to $42.7 million from $34.4 million in the third quarter of 2021, and increased $2.9 million, or 7.2%, on a linked quarter basis. Salary and benefit expense for the third quarter of 2022 increased $1.7 million, or 9.4%, to $19.7 million from $18.0 million in the third quarter of 2021, and decreased $1.0 million, or 5.0%, on a linked quarter basis. The number of FTE employees increased by 40 to 558 at September 30, 2022 compared to 518 at September 30, 2021, and increased by 18 from the end of the second quarter of 2022. Equipment and occupancy expense increased $144,000, or 4.8%, to $3.1 million in the third quarter of 2022, from $3.0 million in the third quarter of 2021, and increased $157,000, or 5.3% on a linked-quarter basis. Third party processing and other services expense increased $3.1 million, or 74.1%, to $7.2 million in the third quarter of 2022, from $4.1 million in the third quarter of 2021, and increased $868,000, or 13.7%, on a linked-quarter basis. This increase in third party processing also includes Federal Reserve Bank charges related to correspondent bank settlement activities, which increased by $3.0 million year-over-year to $3.7 million during the third quarter of 2022. Professional services expense increased $88,000, or 9.3%, to $1.0 million in the third quarter of 2022, from $948,000 in the third quarter of 2021. FDIC and other regulatory assessments decreased $655,000 to $975,000 in the third quarter of 2022, from $1.6 million in the third quarter of 2021, and decreased $172,000, or 15.0%, on a linked quarter basis. Other operating expenses for the third quarter of 2022 increased $4.1 million, or 62.3%, to $10.6 million from $6.5 million in the third quarter of 2021, and increased $3.4 million on a linked-quarter basis. During the third quarter of 2022 we reached a preliminary settlement on a lawsuit and wrote down the value of a private investment resulting in charges of $3.1 million, or $2.4 million net of income tax. The efficiency ratio was 31.54% during the third quarter of 2022 compared to 32.95% during the third quarter of 2021 and compared to 31.64% during the second quarter of 2022.

Income tax expense increased $1.5 million, or 13.3%, to $13.0 million in the third quarter of 2022, compared to $11.5 million in the third quarter of 2021. Our effective tax rate was 16.92% for the third quarter of 2022 compared to 17.98% for the third quarter of 2021. We recognized an aggregate of $3.4 million in credits during the third quarter of 2022 related to investments in tax credit partnerships. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarters of 2022 and 2021 of $370,000 and $78,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At September 30, 2022	At June 30, 2022	At March 31, 2022	At December 31, 2021	At September 30, 2021
Book value per share - GAAP	$22.87	$22.32	$21.61	$21.24	$20.56
Total common stockholders' equity - GAAP	1,242,589	1,211,949	1,172,975	1,152,015	1,114,293
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,638)	(13,705)
Tangible common stockholders' equity - non-GAAP	$1,228,974	$1,198,334	$1,159,360	$1,138,377	$1,100,588
Tangible book value per share - non-GAAP	$22.62	$22.07	$21.36	$20.99	$20.30

Stockholders' equity to total assets - GAAP	8.95%	8.36%	7.65%	7.46%	7.63%
Total assets - GAAP	$13,890,030	$14,494,348	$15,339,419	$15,448,806	$14,602,228
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,615)	(13,615)	(13,615)	(13,638)	(13,705)
Total tangible assets - non-GAAP	$13,876,415	$14,480,733	$15,325,804	$15,435,168	$14,588,523
Tangible common equity to total tangible assets - non-GAAP	8.86%	8.28%	7.56%	7.38%	7.54%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, and Tennessee. We also operate loan production offices in Florida. Through the bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to, the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2022, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021
CONSOLIDATED STATEMENT OF INCOME
Interest income	$149,299	$126,555	$113,188	$108,954	$104,236
Interest expense	22,881	10,187	7,466	7,804	7,916
Net interest income	126,418	116,368	105,722	101,150	96,320
Provision for credit losses	15,603	9,507	5,362	8,451	5,963
Net interest income after provision for credit losses	110,815	106,861	100,360	92,699	90,357
Non-interest income	8,939	9,506	7,948	7,365	8,026
Non-interest expense	42,685	39,821	37,218	38,489	34,377
Income before income tax	77,069	76,546	71,090	61,575	64,006
Provision for income tax	13,038	14,410	13,477	7,822	11,507
Net income	64,031	62,136	57,613	53,753	52,499
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$64,031	$62,105	$57,613	$53,722	$52,499
Earnings per share - basic	$1.18	$1.14	$1.06	$0.99	$0.97
Earnings per share - diluted	$1.17	$1.14	$1.06	$0.99	$0.96
Average diluted shares outstanding	54,546,682	54,532,385	54,522,042	54,493,959	54,477,740

CONSOLIDATED BALANCE SHEET DATA
Total assets	$13,890,030	$14,494,317	$15,339,419	$15,448,806	$14,602,228
Loans	11,278,614	10,617,320	9,898,957	9,532,934	8,812,811
Debt securities	1,714,603	1,790,218	1,617,977	1,305,527	984,600
Non-interest-bearing demand deposits	3,661,936	4,686,511	4,889,495	4,799,767	4,366,654
Total deposits	11,051,915	11,772,337	12,408,755	12,452,836	12,078,670
Borrowings	65,406	64,716	64,711	64,706	64,701
Stockholders' equity	1,242,589	1,211,918	1,172,975	1,152,015	1,114,293

Shares outstanding	54,324,007	54,306,875	54,282,132	54,227,060	54,207,147
Book value per share	$22.87	$22.32	$21.61	$21.24	$20.56
Tangible book value per share (1)	$22.62	$22.07	$21.36	$20.99	$20.30

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.64%	3.26%	2.89%	2.71%	2.85%
Return on average assets	1.77%	1.67%	1.53%	1.40%	1.50%
Return on average common stockholders' equity	20.49%	20.93%	20.09%	18.75%	18.93%
Efficiency ratio	31.54%	31.64%	32.74%	35.47%	32.95%
Non-interest expense to average earning assets	1.23%	1.11%	1.02%	1.03%	1.01%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.37%	9.59%	9.86%	9.95%	10.46%
Tier 1 capital to risk-weighted assets	9.37%	9.59%	9.87%	9.96%	10.47%
Total capital to risk-weighted assets	10.91%	11.12%	11.43%	11.58%	12.18%
Tier 1 capital to average assets	8.84%	8.19%	7.67%	7.39%	7.80%
Tangible common equity to total tangible assets (1)	8.86%	8.28%	7.56%	7.38%	7.54%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2022	September 30, 2021	% Change
ASSETS
Cash and due from banks	$249,051	$102,313	143%
Interest-bearing balances due from depository institutions	156,959	4,297,473	(96)%
Federal funds sold	82,316	44,700	84%
Cash and cash equivalents	488,326	4,444,486	(89)%
Available for sale debt securities, at fair value	665,763	723,324	(8)%
Held to maturity debt securities (fair value of $942,282 at September 30, 2022 and $261,276 at September 30, 2021)	1,048,840	261,276	301%
Restricted equity securities	7,734	-	NM
Mortgage loans held for sale	2,003	578	247%
Loans	11,278,614	8,812,811	28%
Less allowance for credit losses	(140,967)	(108,950)	29%
Loans, net	11,137,647	8,703,861	28%
Premises and equipment, net	59,080	60,953	(3)%
Goodwill and other identifiable intangible assets	13,615	13,705	(1)%
Other assets	467,022	394,045	19%
Total assets	$13,890,030	$14,602,228	(5)%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$3,661,936	$4,366,654	(16)%
Interest-bearing	7,389,979	7,712,016	(4)%
Total deposits	11,051,915	12,078,670	(9)%
Federal funds purchased	1,466,322	1,286,756	14%
Other borrowings	65,406	64,701	1%
Other liabilities	63,798	57,808	10%
Total liabilities	12,647,441	13,487,935	(6)%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
September 30, 2022 and September 30, 2021	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,324,007 shares issued and outstanding at September 30, 2022, and 100,000,000 shares authorized; 54,207,147
shares issued and outstanding at September 30, 2021	54	54	-%
Additional paid-in capital	228,738	225,648	1%
Retained earnings	1,057,387	869,731	22%
Accumulated other comprehensive (loss) income	(44,090)	18,360	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,242,089	1,113,793	12%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,242,589	1,114,293	12%
Total liabilities and stockholders' equity	$13,890,030	$14,602,228	(5)%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$131,375	$96,119	$345,767	$285,373
Taxable securities	11,089	6,544	29,827	18,666
Nontaxable securities	30	62	110	255
Federal funds sold	632	4	738	11
Other interest and dividends	6,173	1,507	12,600	3,046
Total interest income	149,299	104,236	389,042	307,351
Interest expense:
Deposits	13,655	6,581	25,925	20,298
Borrowed funds	9,226	1,335	14,609	3,700
Total interest expense	22,881	7,916	40,534	23,998
Net interest income	126,418	96,320	348,508	283,353
Provision for credit losses	15,603	5,963	30,472	23,066
Net interest income after provision for credit losses	110,815	90,357	318,036	260,287
Non-interest income:
Service charges on deposit accounts	1,892	1,727	6,167	5,542
Mortgage banking	784	1,423	1,924	6,869
Credit card income	2,612	2,043	7,656	5,147
Securities (losses) gains	-	-	(6,168)	620
Increase in cash surrender value life insurance	1,637	1,671	4,878	5,012
Other operating income	2,014	1,162	11,936	2,897
Total non-interest income	8,939	8,026	26,393	26,087
Non-interest expense:
Salaries and employee benefits	19,687	17,995	58,722	50,425
Equipment and occupancy expense	3,140	2,996	9,056	8,494
Third party processing and other services	7,213	4,144	19,163	11,506
Professional services	1,036	948	3,355	2,978
FDIC and other regulatory assessments	975	1,630	3,254	4,637
Other real estate owned expense	21	123	56	820
Other operating expense	10,613	6,541	26,118	15,740
Total non-interest expense	42,685	34,377	119,724	94,600
Income before income tax	77,069	64,006	224,705	191,774
Provision for income tax	13,038	11,507	40,925	37,793
Net income	64,031	52,499	183,780	153,981
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$64,031	$52,499	$183,749	$153,950
Basic earnings per common share	$1.18	$0.97	$3.38	$2.84
Diluted earnings per common share	$1.17	$0.96	$3.37	$2.83
LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021
Commercial, financial and agricultural	$3,104,155	$2,966,040	$2,955,927	$2,984,053	$2,927,845
Real estate - construction	1,433,698	1,383,155	1,164,690	1,103,076	887,938
Real estate - mortgage:
Owner-occupied commercial	2,145,621	2,026,807	1,919,811	1,874,103	1,809,840
1-4 family mortgage	1,089,826	1,015,698	926,697	826,765	765,102
Other mortgage	3,438,762	3,160,510	2,869,158	2,678,084	2,357,812
Subtotal: Real estate - mortgage	6,674,209	6,203,015	5,715,666	5,378,952	4,932,754
Consumer	66,552	65,110	62,674	66,853	64,274
Total loans	$11,278,614	$10,617,320	$9,898,957	$9,532,934	$8,812,811

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021
Allowance for credit losses:
Beginning balance	$128,387	$119,463	$116,660	$108,950	$104,670
Loans charged off:
Commercial financial and agricultural	2,902	1,667	2,574	1,285	1,541
Real estate - construction	-	-	-	14	-
Real estate - mortgage	170	23	27	-	208
Consumer	261	123	75	141	86
Total charge offs	3,333	1,813	2,676	1,440	1,835
Recoveries:
Commercial financial and agricultural	297	1,217	105	671	140
Real estate - construction	-	-	-	-	-
Real estate - mortgage	-	-	-	18	4
Consumer	12	13	12	10	8
Total recoveries	309	1,230	117	699	152
Net charge-offs	3,024	583	2,559	741	1,683
Provision for credit losses	15,604	9,507	5,362	8,451	5,963
Ending balance	$140,967	$128,387	$119,463	$116,660	$108,950

Allowance for credit losses to total loans	1.25%	1.21%	1.21%	1.22%	1.24%
Allowance for credit losses to total average
loans	1.32%	1.26%	1.24%	1.29%	1.26%
Net charge-offs (recoveries) to total average loans	0.11%	0.02%	0.11%	0.03%	0.08%
Provision for credit losses to total average
loans	0.58%	0.37%	0.23%	0.37%	0.27%
Nonperforming assets:
Nonaccrual loans	$11,655	$10,540	$14,738	$6,762	$9,145
Loans 90+ days past due and accruing	4,803	4,991	4,686	5,335	5,326
Other real estate owned and
repossessed assets	1,245	1,207	1,989	1,208	2,068
Total	$17,703	$16,738	$21,413	$13,305	$16,539

Nonperforming loans to total loans	0.15%	0.15%	0.20%	0.13%	0.16%
Nonperforming assets to total assets	0.13%	0.12%	0.14%	0.09%	0.11%
Nonperforming assets to earning assets	0.13%	0.12%	0.14%	0.09%	0.11%
Allowance for credit losses to nonaccrual loans	1,209.50%	1,218.05%	826.19%	1,725.23%	1,191.36%

Restructured accruing loans	$236	$421	$426	$431	$437

Restructured accruing loans to total loans	-%	-%	-%	-%	-%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021
Beginning balance:	$2,403	$2,482	$2,576	$2,893	$2,918
Additions	-	-	-	-	-
Net (paydowns) / advances	(362)	(79)	(94)	(303)	(25)
Charge-offs	-	-	-	(14)	-
Ending balance	$2,041	$2,403	$2,482	$2,576	$2,893

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2022	2nd Quarter 2022	1st Quarter 2022	4th Quarter 2021	3rd Quarter 2021
Interest income:
Interest and fees on loans	$131,375	$111,287	$103,105	$100,348	$96,119
Taxable securities	11,089	10,515	8,223	6,747	6,544
Nontaxable securities	30	37	43	47	62
Federal funds sold	632	93	13	18	4
Other interest and dividends	6,173	4,623	1,804	1,794	1,507
Total interest income	149,299	126,555	113,188	108,954	104,236
Interest expense:
Deposits	13,655	6,427	5,843	6,271	6,581
Borrowed funds	9,226	3,760	1,623	1,533	1,335
Total interest expense	22,881	10,187	7,466	7,804	7,916
Net interest income	126,418	116,368	105,722	101,150	96,320
Provision for credit losses	15,603	9,507	5,362	8,451	5,963
Net interest income after provision for credit losses	110,815	106,861	100,360	92,699	90,357
Non-interest income:
Service charges on deposit accounts	1,892	2,133	2,142	1,297	1,727
Mortgage banking	784	614	526	471	1,423
Credit card income	2,612	2,672	2,372	2,200	2,043
Securities losses	-	(2,833)	(3,335)	-	-
Increase in cash surrender value life insurance	1,637	1,633	1,608	1,630	1,671
Other operating income	2,014	5,287	4,635	1,767	1,162
Total non-interest income	8,939	9,506	7,948	7,365	8,026
Non-interest expense:
Salaries and employee benefits	19,687	20,734	18,301	17,303	17,995
Equipment and occupancy expense	3,140	2,983	2,933	2,910	2,996
Third party processing and other services	7,213	6,345	5,605	4,856	4,144
Professional services	1,036	1,327	992	913	948
FDIC and other regulatory assessments	975	1,147	1,132	1,042	1,630
Other real estate owned expense	21	32	3	48	123
Other operating expense	10,613	7,253	8,252	11,417	6,541
Total non-interest expense	42,685	39,821	37,218	38,489	34,377
Income before income tax	77,069	76,546	71,090	61,575	64,006
Provision for income tax	13,038	14,410	13,477	7,822	11,507
Net income	64,031	62,136	57,613	53,753	52,499
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$64,031	$62,105	$57,613	$53,722	$52,499
Basic earnings per common share	$1.18	$1.14	$1.06	$0.99	$0.97
Diluted earnings per common share	$1.17	$1.14	$1.06	$0.99	$0.96

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2022		2nd Quarter 2022		1st Quarter 2022		4th Quarter 2021		3rd Quarter 2021
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$10,900,105	4.77%	$10,165,470	4.38%	$9,621,484	4.29%	$9,032,914	4.40%	$8,653,632	4.40%
Tax-exempt (2)	19,852	4.14	23,616	4.09	25,195	4.08	26,148	4.07	26,542	4.05
Total loans, net of
unearned income	10,919,957	4.77	10,189,086	4.38	9,646,679	4.29	9,059,062	4.40	8,680,174	4.39
Mortgage loans held for sale	2,906	2.73	471	3.41	927	1.73	998	1.99	7,050	1.69
Debt securities:
Taxable	1,797,560	2.47	1,775,425	2.37	1,518,572	2.17	1,134,378	2.38	969,715	2.70
Tax-exempt (2)	5,863	2.39	7,148	2.35	8,812	2.36	9,823	2.36	12,382	2.39
Total securities (3)	1,803,423	2.47	1,782,573	2.37	1,527,384	2.17	1,144,201	2.38	982,097	2.70
Federal funds sold	102,028	2.46	30,721	1.21	16,639	0.31	39,445	0.18	8,551	0.19
Restricted equity securities	7,724	3.65	7,724	3.74	7,371	3.70	873	3.18	-	-
Interest-bearing balances with banks	945,142	2.56	2,332,412	0.80	3,637,882	0.20	4,561,662	0.16	3,761,652	0.16
Total interest-earning assets	$13,781,180	4.30	$14,342,987	3.54	$14,836,882	3.06	$14,806,241	2.92	$13,439,524	3.08
Non-interest-earning assets:
Cash and due from banks	256,607		204,994		74,534		79,293		90,034
Net premises and equipment	60,155		60,673		61,209		61,837		62,845
Allowance for credit losses, accrued
interest and other assets	294,000		297,893		313,560		303,300		315,178
Total assets	$14,391,942		$14,906,547		$15,286,185		$15,250,671		$13,907,581

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,722,926	0.28%	$1,699,602	0.21%	$1,594,645	0.20%	$1,499,918	0.19%	$1,431,420	0.19%
Savings	144,368	0.21	134,469	0.18	135,545	0.17	123,179	0.18	122,579	0.17
Money market	4,444,583	0.89	4,617,021	0.33	4,985,224	0.26	5,100,192	0.26	5,328,291	0.26
Time deposits	809,057	1.16	766,225	0.86	792,930	0.91	807,342	1.05	806,108	1.15
Total interest-bearing deposits	7,120,934	0.76	7,217,317	0.36	7,508,344	0.31	7,530,631	0.33	7,688,398	0.34
Federal funds purchased	1,493,444	2.27	1,550,805	0.79	1,620,012	0.23	1,608,349	0.21	1,205,327	0.21
Other borrowings	65,406	4.19	64,713	4.28	64,708	4.28	64,704	4.23	64,694	4.23
Total interest-bearing liabilities	$8,679,784	1.05%	$8,832,835	0.46%	$9,193,064	0.33%	$9,203,684	0.34%	$8,958,419	0.35%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	4,410,318		4,824,521		4,870,701		4,856,243		3,800,972
Other liabilities	62,087		58,784		59,619		54,134		48,060
Stockholders' equity	1,263,870		1,205,551		1,156,186		1,121,578		1,078,987
Accumulated other comprehensive
(loss) income	(24,117)		(15,144)		6,615		15,032		21,143
Total liabilities and
stockholders' equity	$14,391,942		$14,906,547		$15,286,185		$15,250,671		$13,907,581
Net interest spread		3.25%		3.08%		2.77%		2.58%		2.73%
Net interest margin		3.64%		3.26%		2.89%		2.71%		2.85%

(1)

Average loans include nonaccrual loans in all periods. Loan fees of $3,849, $5,303, $6,823, $7,686, and $7,203 are included in interest income in the third quarter of 2022, the second quarter of 2022, first quarter of 2022, the fourth quarter of 2021, and the third quarter of 2021, respectively.

(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)

Unrealized (losses) gains on debt securities of $(34,688), $(25,703), $8,245, $18,974, and $26,709 for the third quarter of 2022, second quarter of 2022, first quarter of 2022, fourth quarter of 2021, and third quarter of 2021, respectively, are excluded from the yield calculation.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com